[LETTERHEAD OF VENABLE LLP]

July 28, 2016

The Hartford Mutual Funds II, Inc.

5 Radnor Corporate Center

100 Matsonford Road, Suite 300

Radnor, PA 19087

Re:                             Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as Maryland counsel to The Hartford Mutual Funds II, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company (the “Company”), in connection with the registration of an indefinite number of shares (collectively, the “Shares”) classified and designated as Class SDR, Class I and Class A shares of the series of common stock, $.0001 par value per share (the “Common Stock”), of the Company, listed on Schedule I hereto (the “Acquiring Funds”), to be issued pursuant to an Agreement and Plan of Reorganization (the “Plan”), by and among the Company, on behalf of the Acquiring Funds, and each of Schroder Capital Funds (Delaware), a Delaware statutory trust, and Schroder Series Trust, a Massachusetts business trust, on behalf of their respective series listed on Exhibit A thereto, covered by the above-referenced Registration Statement (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “1933 Act”), on or about the date hereof.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.                                      The Registration Statement and the related form of prospectus included therein, substantially in the form transmitted to the Commission under the 1933 Act;

2.                                      The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.                                      The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.                                      The form of the Plan, certified as of the date hereof by an officer of the Company;

5.                                      A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.                                      Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company relating to the authorization of the issuance of the Shares and the approval of the Plan, certified as of the date hereof by an officer of the Company;

7.                                      A certificate executed by an officer of the Company, dated as of the date hereof; and

8.                                      Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.                                      Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2.                                      Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                                      Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.                                      All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.                                      Upon any issuance of the Shares, the total number of shares of each class of Common Stock issued and outstanding will not exceed the total number of shares of each class of Common Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

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1.                                      The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                                      The issuance of the Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions and the Plan, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with the 1940 Act or other federal securities laws, or state securities laws, including the securities laws of the State of Maryland.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP

SCHEDULE I

ACQUIRING FUNDS

1.                                      Hartford Schroders Emerging Markets Debt and Currency Fund

2.                                      Hartford Schroders Tax-Aware Bond Fund

3.                                      Hartford Schroders Emerging Markets Equity Fund

4.                                      Hartford Schroders Emerging Markets Multi-Sector Bond Fund

5.                                      Hartford Schroders International Stock Fund

6.                                      Hartford Schroders International Multi-Cap Value Fund

7.                                      Hartford Schroders Income Builder Fund

8.                                      Hartford Schroders Global Strategic Bond Fund

9.                                      Hartford Schroders US Small Cap Opportunities Fund

10.                               Hartford Schroders US Small/Mid Cap Opportunities Fund